Exhibit 10.8

THIS NOTE IS EXECUTED AND DELIVERED AS PART OF THE CONFIRMED FIRST AMENDED JOINT PLAN OF REORGANIZATION OF BIOVEST INTERNATIONAL, INC., BIOVAX, INC., AUTOVAXID, INC., BIOLENDER, LLC AND BIOLENDER II, LLC, AS MODIFIED, IN THE JOINTLY ADMINISTERED CHAPTER 11 CASE STYLED IN RE: ACCENTIA BIOPHARMACEUTICALS, INC., CASE NO. 8:08-BK-17795-KRM, IN THE UNITED STATES BANKRUPTCY COURT FOR THE MIDDLE DISTRICT OF FLORIDA, TAMPA DIVISION, AND IS, THEREFORE, EXEMPT FROM DOCUMENTARY STAMP TAX PURSUANT TO 11 U.S.C. §1146(a).

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH COMMON STOCK UNDER SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

THIS NOTE IS ISSUED IN REGISTERED FORM. UNLESS THIS NOTE IS PRESENTED BY THE HOLDER (AS DEFINED BELOW) TO THE COMPANY (AS DEFINED BELOW) FOR REGISTRATION OF TRANSFER, EXCHANGE, CONVERSION OR PAYMENT, ANY TRANSFER, EXCHANGE OR OTHER USE HEREOF SHALL BE VOID AND PAYMENT SHALL NOT BE MADE.

TRANSFER OF ALL OR ANY PORTION OF THIS NOTE IS PERMITTED SUBJECT TO THE PROVISIONS SET FORTH IN THE SECURITY AGREEMENT (AS DEFINED BELOW).

SECURED TERM B NOTE

FOR VALUE RECEIVED, BIOVEST INTERNATIONAL, INC., a Delaware corporation with a principal business address of 324 South Hyde Park Avenue, Suite 350, Tampa, Florida 33606 (the “Company”), hereby promises to pay to PSOURCE STRUCTURED DEBT LIMITED, a Guernsey company with a principal business address of c/o Laurus Capital Management LLC, 875 Third Avenue, 3rd Floor, New York, New York 10022 (the “Holder”) or its registered assigns or successors, the sum of Six Hundred Eighty Seven Thousand Nine Hundred Twenty Dollars ($687,920.00) (the “Principal Amount”), together with any accrued and unpaid interest hereon, on November 17, 2013 or such earlier date as required pursuant to the terms hereof whether by acceleration or otherwise (the “Maturity Date”), if not sooner indefeasibly paid in full.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Term Loan and Security Agreement dated as of November 17, 2010 (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”) among the Company, the Holder, each Lender from time to time party thereto and LV Administrative Services, Inc., as administrative and collateral agent for the Holder and the other

Lenders (the “Agent” together with the Holder and the other Lenders party thereto, collectively, the “Credit Parties”).

This Secured Term B Note (the “Note”) is secured by a security interest and lien on all assets of the Company including Accentia’s pledge of certain of the shares of Biovest Common Stock it holds, in each case in accordance with the terms of the Security Agreement and the Ancillary Agreements. This Note is guaranteed by Accentia in accordance with and subject to the terms of the Accentia Limited Guaranty. The indebtedness represented by this Note shall be a senior obligation of the Company, except as otherwise expressly provided in the Confirmed Plan for administrative expense claim carve-outs approved by orders of the Bankruptcy Court and except that the Company’s obligations hereunder shall be junior to the obligations of the Company to the Exit Lender in a maximum amount of $3,000,000 in accordance with the terms of a Subordination Agreement dated the date hereof between the Agent and the Exit Lender.

This Note shall be subject to the terms and provisions of the Confirmed Plan. To the extent that there is any conflict between the terms and provisions of this Note and the terms and provisions of the Confirmed Plan, the terms and provisions of this Note shall control.

The following terms shall apply to this Note:

ARTICLE I

CONTRACT RATE AND MATURITY

1.1        Contract Rate.  Subject to Sections 4.2 and 5.9, interest payable on the outstanding Principal Amount of this Note shall accrue at a simple interest rate per annum equal to eight percent (8%) (the “Contract Rate”). Interest shall be (i) calculated on the basis of a 365 day year, and (ii) payable on the Maturity Date or upon the date of any Mandatory Prepayment (as defined below) or Optional Prepayment (as defined below). If a Mandatory Prepayment or Optional Prepayment occurs, accrued and unpaid interest on the portion of the Principal Amount being repaid shall be due and payable at such time.

1.2        Principal Payments.  Subject to Sections 2.2 and 4.3, the outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under or in connection with this Note shall be due and payable on the Maturity Date.

ARTICLE II

PREPAYMENT

2.1         Optional Prepayment.  The Company may prepay this Note at any time, in whole or in part, without penalty or premium (“Optional Prepayment”).

2.2        Mandatory Prepayment.  The Company shall prepay this Note as follows (“Mandatory Prepayment”):

(a)        If the principal amount of and all interest on the Term A Notes have been paid in full, upon receipt by the Company after the date hereof of cash proceeds from any capital contribution, loan, or issuance of debt or equity (a “Capital Raise”), and provided that the Capital Raise is from funds provided by Accentia (an “Intercompany Funding”), thirty percent (30%) of the amount proposed to be funded by Accentia in the Intercompany Funding shall first be used by Accentia to prepay the Accentia Term Notes to the holders thereof and, if the Accentia Term Notes have been paid in full, the balance of such thirty percent (30%) of the Intercompany Funding, upon the receipt by the Company of the Intercompany Funding, shall then be used to prepay the Term B Notes (on a pro rata basis). However, if the Intercompany Funding was made with funds obtained by Accentia from a third party, and if Accentia made a mandatory prepayment under and in accordance with Section 2.2(a) of the Accentia Term Notes on account of such third party funding (an “Accentia Mandatory Prepayment”), then the combined aggregate prepayment required to be made under the Accentia Term Notes and the Term B Notes pursuant to the preceding sentence will be reduced by the amount of such Accentia Mandatory Prepayment actually made in respect of such Intercompany Funding. The term “Capital Raise” shall not, in any event, include any new loans made by Accentia to the Company after the date hereof, up to a maximum amount equal to the difference between (x) $3,000,000 and (y) the principal amount outstanding under the Exit Lender Credit Facility as of the date hereof. For purposes hereof, cash proceeds received by the Company from the exercise of stock options or stock purchase warrants shall not constitute a Capital Raise if the stock option or stock purchase warrant was issued prior to the date hereof or issued pursuant to the Confirmed Plan.

(b)        On a Mandatory Prepayment Date, the amount required to be paid pursuant to Section 2.2(a) (the “Mandatory Prepayment Amount”) shall be paid in immediately available funds to the Holder. In the event the Company fails to pay the Mandatory Prepayment Amount on the Mandatory Prepayment Date as set forth herein, then it shall constitute an Event of Default hereunder.

ARTICLE III

CONVERSION OPTION

3.1        Conversion Election. At any time after the date hereof, the Company may elect to convert all or a portion of the principal and all accrued and unpaid interest thereon outstanding under this Note into shares of Biovest Common Stock (a “Conversion Election”) upon prior written notice to, and the written consent of, the Holder. If the Company wishes to make a Conversion Election, the Company shall give notice of such election by delivering an executed and completed notice of conversion in substantially the form of Exhibit A hereto (appropriately completed) (“Notice of Conversion”) to the Holder and such Notice of Conversion shall provide a breakdown in reasonable detail of the principal and accrued and unpaid interest thereon outstanding under this Note that are being converted and the calculation of the number of shares of Biovest Common Stock issuable to the Holder on conversion.

The number of shares of Biovest Common Stock issuable to the Holder (the “Conversion Shares”) upon its delivery of a Conversion Acceptance (as defined below) shall be equal to (a) an amount equal to the aggregate portion of the principal and accrued and unpaid interest thereon outstanding under this Note being converted, divided by (b) ninety percent (90%) of the average closing price publicly reported for the Biovest Common Stock for the ten (10) trading days immediately preceding the date of the Notice of Conversion.

The Holder shall have five (5) Business Days after receipt of a Notice of Conversion to notify the Company in writing of whether or not it consents to the Company’s Conversion Election (a “Conversion Acceptance”). If the Holder fails to provide written notice to the Company, within such five (5) Business Day period, the Holder shall be deemed not to have consented to such Conversion Election.

3.2        Issuance of Conversion Shares.  If the Holder has delivered a Conversion Acceptance (together with the surrender of this Note), effective as of a Conversion Date (as hereinafter defined) and in accordance with the Notice of Conversion, the Company shall make the appropriate reduction to the Principal Amount and accrued and unpaid interest thereon outstanding under this Note as entered in its register and its records, and if conversion is in part, issue a new Secured Term B Note in accordance with Section 3.6 hereof. Each date on which a Notice of Conversion is delivered to the Holder in accordance with the provisions hereof shall be deemed a Conversion Date (a “Conversion Date”). Pursuant to the terms of the Notice of Conversion and if the Holder has delivered a Conversion Acceptance, the Company shall, within one (1) Business Day after the date of the delivery to the Company of the Conversion Acceptance (together with the surrender of this Note), issue instructions to its transfer agent (accompanied by an opinion of counsel) to transmit the certificates representing the Conversion Shares to the Holder, by crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) Business Days after receipt by the Company of the Conversion Acceptance (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein and the consent of the Holder to such conversion, the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Holder of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Company written instructions to the contrary.

3.3        Late Payments.  The Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to this Article III beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, in addition to all other rights and remedies which the Holder may have under this Note, applicable law or otherwise, the Company shall pay late payments to the Holder for any late issuance of the Conversion Shares in the form required pursuant to this Article III upon conversion of this Note, in the amount equal to $500 per Business Day after the Delivery Date. The Company shall, jointly and severally, make any payments incurred under this Section 3.3 in immediately available funds upon demand.

3.4        Adjustment Provisions.  The kind of shares or other securities to be issued upon conversion as determined pursuant to Section 3.1 shall be subject to adjustment from time to time upon the occurrence of certain events during the period that this conversion right remains outstanding, as follows:

(a)        If the Company at any time shall, by reclassification or otherwise, change the Biovest Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and the accrued and unpaid interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Biovest Common Stock (i) immediately prior to or (ii) immediately after such reclassification or other change at the sole election of the Holder.

3.5        Reservation of Shares.  During the period this conversion right remains outstanding, the Company will reserve from its authorized and unissued Biovest Common Stock a sufficient number of shares to provide for the issuance of the Conversion Shares upon the full conversion of this Note. The Company represents that, upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for the Conversion Shares upon the conversion of this Note.

3.6        Issuance of New Note.  Upon any partial conversion of this Note and surrender of this Note, a new Secured Term B Note containing the same date and provisions of this Note shall be issued by the Company to the Holder for the unpaid Principal Amount and accrued and unpaid interest thereon which shall not have been converted or paid. The Holder shall not pay any costs, fees or any other consideration to the Company for the production and issuance of a new Secured Term B Note.

3.7        Rule 144 Limitations.  Sales of the Conversion Shares by the Holder will be subject to, and the Holder will comply with, the limitations on the number of shares of Biovest Common Stock that may be sold from time to time contained in Rule 144(e) of the Rules and Regulations under the Securities Act of 1933, as amended, promulgated by the United States Securities and Exchange Commission (“Rule 144”), without regard to whether or not the Holder is considered an “Affiliate” of the Company for purposes of Rule 144(e).

ARTICLE IV

EVENTS OF DEFAULT

4.1        Events of Default.  The occurrence of any Event of Default under the Security Agreement shall constitute an event of default (“Event of Default”) hereunder.

4.2        Default Interest.  Following the occurrence and during the continuance of an Event of Default, the Company shall pay additional interest on the outstanding Principal Amount of this Note in an amount equal to the Contract Rate plus four percent (4%) per annum (calculated based on a 365 day year), and all outstanding obligations under this Note, the Security Agreement and each other Ancillary Agreement, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

4.3        Acceleration.  Upon an Event of Default, the entire outstanding Principal Amount, together with all accrued but unpaid interest and all amounts due and payable hereunder, shall be immediately due and payable hereunder, without notice or demand. Upon an Event of Default, Holder may exercise any and all other rights and remedies available to it under this Note, the Security Agreement, the Guaranties, the other Ancillary Agreements and applicable law.

4.4        Designated Directors.  In addition to any other remedies available to Holder under this Note, the other Ancillary Agreements or under applicable law, upon an Event of Default under Section 20(a) of the Security Agreement (after giving effect to any applicable grace period provided therein) (a “Trigger Event”), the Agent shall be entitled in its sole discretion to appoint and maintain one-third (1/3) of the total number of directors of the Company (the “Designated Directors”) and to remove from office any person so appointed and appoint another person in his or her stead or fill his or her vacancy if he or she shall resign. Following a Trigger Event, such right to appoint Designated Directors shall continue notwithstanding the Company’s cure of any such Event of Default until the BVTI Term Notes have been paid in full. Upon the occurrence of a Trigger Event, the Board of Directors of the Company shall be restricted from taking any action until the Agent shall have had a reasonable opportunity to appoint the Designated Directors, except that the Board of Directors of the Company shall, as promptly as practicable, take such action to permit compliance with the provisions of this Note, including, without limitation, increasing the size of the Board of Directors to permit the Agent to appoint the Designated Directors and/or removal of existing directors.

ARTICLE V

MISCELLANEOUS

5.1        Cumulative Remedies.  The remedies under this Note shall be cumulative.

5.2        Notice; Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available. The Company hereby waives all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protest, notice of protest and notice of dishonor, to the extent permitted by law.

Upon execution of this Note, the Company acknowledges, agrees and confirms that it has no defense, offset or counterclaim for any occurrence in relation to this Note and the Company acknowledges that Holder has complied with all of its obligations under the Security Agreement as of the date hereof. The liability of the Company to the Holder shall be absolute and unconditional and without regard to the liability of any other party.

5.3        Notices.  Any notice herein required or permitted to be given shall be given in writing in accordance with the terms of the Security Agreement.

5.4        Amendment Provision.  The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented. This Note may not be amended or modified without the written consent of the Holder and the Company, and subject, in any event, to the Security Agreement.

5.5        Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of Section 24 of the Security Agreement. The Company may not assign any of its obligations under this Note without the prior written consent of the Holder and any such purported assignment without such consent shall be null and void.

5.6        Cost of Collection. Following the occurrence of an Event of Default under this Note, the Company shall, jointly and severally, pay the Holder the Holder’s reasonable costs of collection, including attorneys’ fees.

5.7        Governing Law, Jurisdiction and Waiver of Jury Trial.

(a)        THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b)        THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE AND/OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE HOLDER AND/OR ANY OTHER CREDIT PARTY, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE ANCILLARY AGREEMENTS; PROVIDED, THAT THE COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER AND/OR ANY OTHER CREDIT PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER AND/OR ANY OTHER CREDIT PARTY. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY AND THE HOLDER HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY, THE AGENT OR THE HOLDER, AS APPLICABLE, AT THE ADDRESS SET FORTH IN THE SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S, THE AGENT’S OR THE HOLDER’S, AS APPLICABLE, ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

(c)        THE COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND/OR OF ARBITRATION, THE COMPANY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND/OR ANY OTHER CREDIT PARTY, ON THE ONE HAND, AND/OR THE COMPANY, ON THE OTHER HAND, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

5.8        Severability.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the limited extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note which shall be enforceable to the maximum extent permitted by law.

5.9        Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

5.10        Security Interest.  The Agent, for the ratable benefit of the Credit Parties, has been granted a security interest in certain assets of the Company as more fully described in the Security Agreement and the other Ancillary Agreements.

5.11        Construction; Counterparts.  Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other. This Note may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

5.12        Registered Obligation.  Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note may only be effected in accordance with the Security Agreement.

5.13        Only Registered Form of Notes.  This Note is issued in registered form only. The Company shall maintain a register which shall reflect the registration, transfer, conversion and exchanges of the Term B Notes. Any transfer, exchange or conversion of this Note is required to be registered on the register of the Company and only upon surrender of this

Note for registration, exchange, conversion or transfer at the office of the Company maintained for such purpose, or at such other location as designated by the Company, accompanied with such other instruments as required by the Company, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount (or upon conversion, a reduced principal amount), will be issued to the Holder or designated transferee or transferees. The Company shall treat the person in whose name this Note is registered in the register as the owner of this Note for the purposes of receiving payment of any amounts due hereunder and for all other purposes whatsoever in connection with this Note.

IN WITNESS WHEREOF, the Company has caused this Secured Term B Note to be signed in its name effective as of November 17, 2010.

WITNESS:	BIOVEST INTERNATIONAL, INC.

/s/ YiYi Lam	By:	/s/ David Moser
Name: David Moser
Title: Secretary

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the

Secured Term B Note)

The undersigned hereby elects to convert $             of the principal and $             of the interest due on the Secured Term B Note dated as of November 17, 2010 (the “Note”) issued by Biovest International, Inc. (the “Company”) into shares of Common Stock of the Company in accordance with the terms and conditions set forth in the Note, as of the date written below.

Date of Conversion:

Conversion Price:

Shares to be Delivered:

Signature:

Print Name:

Address:

Holder DWAC instructions: